UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2013

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02      Termination of a Material Definitive Agreement

On December 6, 2013, PhotoMedex, Inc. announced the termination of the exclusive distribution agreement between its wholly-owned subsidiary Radiancy, Inc. and Ya-Man Ltd. for the Japanese market due to, among other things, disputed marketing expenses of approximately $1 million and the failure of Ya-Man to meet its minimum purchase obligations under the agreement.  Both parties have determined that it is in their respective best interests to terminate the distribution arrangement following Ya-Man’s disappointing sales results with the Company in the last quarter.

Radiancy is actively seeking a new partner for the Japanese markets, while Ya-Man has indicated that they will continue to market and sell its inventory of the Company's products in Japan in accordance with the terms of the parties' agreement.

ITEM 9.01.    Financial Statements and Exhibits.

(d) EXHIBITS.

16.1         PHOTOMEDEX TERMINATES DISTRIBUTION AGREEMENT IN JAPAN, dated December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date:	December 6, 2013	By:	/s/ Dennis M. McGrath
Dennis M. McGrath
President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	PhotoMedex Terminates Distribution Agreement in Japan, dated December 6, 2013